EXHIBIT 10.3

                         WESTFIELD SAN FRANCISCO CENTRE

                                 LEASE ADDENDUM

         This document constitutes an Addendum to the Lease made as of the ______________ day of ________________ , 2006, by and between EMPORIUM
DEVELOPMENT, L.L.C., a Delaware limited liability company ("Landlord") and BLUE HOLDINGS, INC., a Nevada corporation ("Tenant") for STORE NO. 169 in the WESTFIELD SAN FRANCISCO CENTRE and is made a part of this Lease as if set forth in full therein.

1.       SECTION 7.02 OPERATION OF BUSINESS.

         The following is hereby made a part of Section 7.02:

                  "Without limitation, Tenant shall comply with all applicable provisions of Chapters 12B and 12C of the San Francisco Administrative Code (which relate to nondiscrimination in contracts), which provisions are hereby incorporated herein and by reference made are part hereof as though fully set forth."

2.       SECTION 16.01 TRADE NAME.

         The following paragraph is hereby added to the end of this Section:

                  "Tenant shall use "Westfield San Francisco Centre" (or such other name as Landlord shall designate during the Term as provided by written notice to Tenant) to describe the location of the Premises for all advertising, promotional and marketing materials which refer to the location of the Premises. This will include all television, radio, print or collateral materials which are used to promote Tenant's location. However, Tenant shall obtain the approval for the Westfield logo or representations from the Marketing Director of the Shopping Center prior to using such logo or representations, which approval shall not be unreasonably withheld or delayed."

3. The following Section is hereby added to this Lease: "SECTION 27.28 EMPLOYMENT COMPLIANCE REQUIREMENTS.

                  In accordance with that certain Yerba Buena Center/Emporium Site Redevelopment Project, Owner Participation and Disposition and Development Agreement dated as of October 17, 2000, as amended by the First Amendment thereto dated as of June 10, 2003 (as amended, the "OP/DDA"), by and between the Redevelopment Agency of the City and County of San Francisco (the "Agency") and Landlord, recorded as document 2003-H574606-00, on October 29, 2003, in the office of the San Francisco Assessor's office, Tenant is subject to, and hereby agrees to comply with, the employment compliance requirements as specified on Exhibit E, attached hereto and made a part hereof. "

         IN WITNESS WHEREOF, Landlord and Tenant, personally or by their duly authorized agents, have executed this Lease Addendum as of the day and year first above written.


BLUE HOLDINGS, INC.,
a Nevada corporation

By:               /S/ PAUL GUEZ
             -------------------------------
Print Name:       PAUL GUEZ
Its:              CEO AND PRESIDENT


By:               /S/ PATRICK CHOW
             -------------------------------
Print Name:       PATRICK CHOW
Its:              CFO & SECRETARY

         TENANT


EMPORIUM DEVELOPMENT, L.L.C.,
a Delaware limited liability company

By: Westfield Emporium LLC, a Delaware limited liability company, its managing member

By: Westfield America Limited Partnership, a Delaware limited partnership, its sole member

By:      Westfield America, Inc., a Missouri corporation, its general partner


By:
         -----------------------------------
         LANDLORD

                                   EXHIBIT A-1


                                    SITE PLAN

                                   [DIAGRAM]

                                   EXHIBIT A-2


                                   FLOOR PLAN

                                   [DIAGRAM]

                                    EXHIBIT B

                         WESTFIELD SAN FRANCISCO CENTRE

            DESIGN AND CONSTRUCTION OF THE BUILDING AND THE PREMISES

This Exhibit B is hereby made part of the lease (the "Lease") between Landlord and Tenant.

I.       DEFINITIONS

         A. The term "Landlord's Work" shall mean Landlord's total responsibilities (or any portion thereof) for the construction and improvement of the Shopping Center building ("Building") and the Premises. The cost of Landlord's Work shall be borne as set forth under Article III and Article IV of this Exhibit
                  B. Landlord's Work shall be of a design, type, size, location, elevation and quantity as may be selected by Landlord. Any item of work required to complete the Premises which is not hereinafter specifically made the responsibility of Landlord, shall be considered to be a part of Tenant's Work.

         B. The term "Tenant's Work" shall mean Tenant's total responsibilities (or any portion thereof) for the construction and improvement of the Premises. Tenant's Work shall be performed at Tenant's sole cost and expense. Tenant's Work shall include, but not be limited to, all work necessary and/or required to complete the Premises, except those items of work specifically set forth as Landlord's Work.

         C. The term "leasehold improvements" shall mean all of Tenant's Work described and performed pursuant to this Exhibit B for the purpose of the Lease (except for removable trade fixtures, merchandise, and items of personal property).

II.      GENERAL REQUIREMENTS AND PROVISIONS

         A. Tenant's Work shall be subject to Landlord's prior approval and shall be designed and constructed to comply with the requirements set forth in the most current edition of Landlord's criteria for the Shopping Center (the "Tenant Criteria Manual"). All details and information contained in the Tenant Criteria Manual, whether appearing on Tenant's plans or not, shall be considered a part of Tenant's Plans and Specifications and Construction Requirements. By this reference, the Tenant Criteria Manual and Landlord's base building drawings are incorporated herein and made a part of this Lease. This Exhibit B, Landlord's base building drawings and the Tenant Criteria Manual are hereinafter collectively referred to as "Tenant's Construction Requirements".

         B. The design and construction of Tenant's Work must comply with the following requirements:

                  1.       This Exhibit B;

                  2.       Tenant Criteria Manual;

                  3.       Landlord's base building drawings;

                  4.       Construction  rules and  regulations  of the Shopping
                           Center;

                  5.       Tenant's  Final  Working  Drawings,  as  approved  by
                           Landlord;

                  6.       All applicable laws, ordinances,  codes,  regulations
                           and   the   requirements   of   all    jurisdictional
                           authorities; and

                  7. All applicable standards of the American Insurance Association, the National Electrical Code (latest edition), the American Society of Heating, Refrigeration and Air Conditioning Engineer's Guide (latest edition), the Acoustical Society of America, National Council of Acoustical Consultants or such other locally recognized organization selected by Landlord experienced in establishing noise guidelines, Landlord's insurance carrier, the local building regulations and all local authorities having jurisdiction.

                  In the event of a conflict between any of the above-referenced items, the most stringent requirement shall govern each increment of Tenant's Work.

         C. Tenant's Work shall be performed in a first-class and workmanlike manner, and shall be in good and usable condition on the date of completion thereof. All materials used in Tenant's construction of the Premises and installations made by Tenant as a part of Tenant's Work shall be of new, commercial grade and first-class quality.

         D. After Tenant's initial construction of the Premises, any and all elective remodeling proposed by Tenant or any and all remodeling required of Tenant by Landlord under the applicable provisions of this Lease shall be performed in accordance with all requirements set forth in this Exhibit B and the most current edition of the Tenant Criteria Manual.

III.     LANDLORD'S WORK AT LANDLORD'S EXPENSE

         A. Landlord's Work to be performed or provided at Landlord's sole cost and expense shall be limited to the following:

                  1. A basic building structure, with finished Common Areas, constructed of such materials as are permitted by the governing codes.

                  2. Tenant areas will be provided with a concrete floor slab.

                  3. Any mall frontage above the storefront lines, and, where required in Landlord's sole opinion, mall frontage vertical neutral strips centered upon the lease lines of the Premises.

                  4. For premises facing the exterior of the Shopping Center, Landlord shall construct the basic facade of the Building with openings to be utilized by Tenant as outlined in Section IV, Item 1 of this Exhibit B.

                  5. Common use service corridors, located as required by code or as selected by Landlord, with such corridor walls finished on the corridor side only.

                  6. As may be required of Landlord by any jurisdictional authority, Landlord shall provide, at all common corridor demising walls, partition enclosure of the Premises with five-eighth inch (5/8") fire code gypsum board or other approved material on the corridor side only.

                  7. All building finishes outside of the Premises which are not specifically made the responsibility of Tenant or another tenant of the Shopping Center.

                  8. A main electrical service distribution system of a type and capacity set forth in the Tenant Criteria Manual and Landlord's base building drawings and consisting of the following facilities:

                           A. A REMOTE ELECTRICAL SERVICE AREA OUTSIDE THE PREMISES.

                           B. MAIN ELECTRICAL SERVICE DISTRIBUTION EQUIPMENT WITHIN THE REMOTE ELECTRICAL SERVICE AREA, FROM WHICH TENANT'S MAIN ELECTRICAL SERVICE WILL BE AVAILABLE.

                           C. EMPTY ELECTRICAL SERVICE CONDUIT STUBBED TO THE PREMISES FROM THE APPLICABLE REMOTE ELECTRICAL SERVICE AREA, FROM WHICH TENANT'S MAIN ELECTRICAL SERVICE WILL BE AVAILABLE.

A)

                  9. A main telephone service terminal board, consisting of conventional copper conductors, located outside the Premises, from which Tenant's main telephone service shall be available.

                  10. A domestic water service main and cold water supply line for the Premises, from which Tenant's domestic water service shall be available.

                  11.      A sanitary sewer service main for the Premises,  from
                           which  Tenant's   sanitary  sewer  service  shall  be
                           available.

                  12.      A fire sprinkler service main for the Premises,  from
                           which  Tenant's  fire  sprinkler   service  shall  be
                           available.

                  13. A central fire alarm system for Tenant's individual interface connection. Any tenants whose premises are greater than 20,000 square feet of Floor Area must install a dedicated alarm system for those premises, as required by all local jurisdictional authorities.

                  14. The installation of metal studs to separate the Premises from adjoining stores and/or Common Areas. Such studs shall extend from the mall finished floor elevation to the underside of the deck above.

                  15. Landlord shall provide ducted fresh makeup air to the Premises in accordance with Landlord's base building drawings.

                  16. Landlord shall supply ducted toilet exhaust to the Premises in accordance with Landlord's base building drawings.

IV.      LANDLORD'S WORK AT TENANT'S EXPENSE

         Landlord may provide for Tenant's account, as Landlord deems necessary or practical, in Landlord's sole opinion, or as may be requested of Landlord by Tenant or Tenant's General Contractor, the following items of construction, equipment, improvements or services at Tenant's cost. Tenant hereby grants Landlord the right to charge Tenant's General
         Contractor directly for these items. In the event Tenant's General Contractor shall refuse to pay Landlord for such items, Tenant shall be responsible for payment and Landlord shall invoice Tenant directly for reimbursement. Notwithstanding anything to the contrary contained herein, Tenant's obligation to reimburse Landlord under this Section IV in connection with the initial construction of the Premises shall be limited to temporary utilities, temporary trash removal services, temporary construction barricade and the sprinkler system (but only if required), and the sprinkler system shut down fee; provided, however that in the event Tenant requests Landlord to perform any Tenant's Work on its behalf, then Tenant shall pay Landlord for such work. Further, the estimated cost to Tenant of such work (excluding the barricade and sprinkler system and any work requested by Tenant) is $18,030.00. Tenant shall reimburse Landlord for the cost of the following items on or before the earlier to occur of (i) ten (10) days following Tenant's receipt of an invoice, or (ii) five (5) days prior to the commencement of Tenant's Work.

         1. For premises facing the exterior of the Shopping Center or otherwise described in the Tenant Criteria Manual as "Type D" storefronts, Landlord shall install the storefront glazing system and the first 20'-0" of a renovated historical ceiling.

         2. For premises designated as "Curtain Wall Shops" or otherwise described in the Tenant Criteria Manual as "Type A" storefronts, Landlord shall install vertical mullions and signage ledges. Tenant shall integrate these elements into Tenant's storefront design.

         3. For premises designated as "Row Shops" or otherwise described in the Tenant Criteria Manual as "Type B" storefronts, Landlord shall furnish and install the "frame surround" transition around the tenant storefront.

         4. Landlord shall install a circuit, "Life Safety Circuit", for Tenant's emergency egress lighting only. A "J"-box shall be provided within the Premises.

         5. Landlord shall install a fire alarm speaker, strobe, fire alarm relay module and a smoke detector located at the front of the Premises.

         6. Landlord shall provide Tenant's General Contractor with mall tile for use at Tenant's storefront.

         7. In the event Tenant does not construct and install its own temporary construction barricade as required under Section VII herein, Landlord may provide and install a temporary construction barricade along Tenant's storefront lease line.

         8. Landlord shall provide, as Landlord deems practical or necessary, temporary electrical power for Tenant's use during all or part of the construction of the Premises. Landlord reserves the right to limit both the amount of power consumed and the times such power is available.

         9. Landlord shall provide, as Landlord deems practical or necessary, vertical transportation labor for Tenant's use during all or part of the construction and merchandising of the Premises. Landlord reserves the right to limit the hours of availability of such vertical transportation, establish time periods in which certain items may be vertically transported, and coordinate all vertical transportation usage.

         10. Landlord shall provide, as Landlord deems practical or necessary, open trash containers for use by Tenant and/or Tenant's General Contractor during all or part of Tenant's construction and merchandising of the Premises.

         11. Landlord shall provide temporary toilet facilities for use by Tenant's General Contractor and construction personnel during Tenant's construction of the Premises.

         12. Based upon the electrical service sizing criteria set forth in the Tenant Criteria Manual, Landlord shall provide a main electrical service breaker trip unit and electrical meter, located within the remote electrical service area, from which Tenant's main electrical service will be available.

         13. Landlord shall provide drainage and filling services for the sprinkler system main serving the Premises to facilitate Tenant's construction.

         14. Landlord may provide a branch piped skeletal fire sprinkler system within the Premises in accordance with Landlord's insurance carrier requirements, the requirements of the local fire marshal, all governing building codes and applicable NFPA standards and the Tenant Criteria Manual.

         15. Landlord may install or may have installed sprinkler system components (including, but not limited to, mains, valves, branches, drops, and heads) in the Premises. Tenant or Tenant's General Contractor shall reimburse Landlord for any such sprinkler system components installed by Landlord.

         16. For those tenants designated as restaurant and/or those tenants located in the Food Court area of the Shopping Center, Landlord shall provide, as Landlord deems practical or necessary, certain elements of the Food Court cooking exhaust ducts, refrigerant lines, gas lines, and electrical conduits for Tenant's use in the Premises.

         17. Any other construction, equipment, improvements, or services other than the work described in Section III of this Exhibit B as Landlord deems necessary or practical, in Landlord's sole opinion, in order to complete the construction of the
                  Premises, or as may be requested of Landlord by Tenant or Tenant's General Contractor.

V.       TENANT'S WORK AT TENANT'S EXPENSE

         A. Tenant's Work shall include, but not necessarily be limited to, the following:

                  1. Tenant shall be responsible to finish and level any concrete floor slab(s) within the Premises, as may be required to accept Tenant's finished floor material and eliminate any tripping hazards. Where floor slab elevations within the Premises are above or below Common Area floor elevations, Tenant shall provide the necessary transitions at storefront areas and rear service door areas to make the floor of the Premises even with any adjoining floor elevation.

                  2. Installation of a finished floor in all sales areas and all storage areas within the Premises visible to the public. Exposed finished concrete slab floors, vinyl tile or similar materials shall not be deemed to be a "finished floor" in any of the areas referenced above and therefore are not acceptable. As may be required by Landlord, Tenant shall match the mall finished floor material from Tenant's storefront lease line to the store's closure line.

                  3. Installation of a finished ceiling throughout the Premises in accordance with the Tenant Criteria Manual (or as may otherwise be approved by Landlord and all jurisdictional authorities).

                  4. Installation of fire rated partitioning and enclosures throughout the Premises as may be required by Landlord, all governing codes and all jurisdictional authorities.

                  5. Installation of interior partitioning and completion of demising walls (fire rated gypsum board or other required finish) throughout the Premises, as may be required to complete the Premises.

                  6. Installation of all construction and finish materials throughout the Premises and the storefront of the Premises, which are not specifically made the responsibility of Landlord. Such material installations shall include, but not be limited to, all wall coverings, floor coverings, ceiling materials and Tenant's storefront construction.

                  7. Supply and install Premises storefront facing the interior corridors of the Shopping Center.

                  8. If applicable, installation of an additional storefront located on the exterior of the Shopping Center building, as set forth in the "Exterior Design Criteria" and Landlord's base building drawings supplied by Landlord.

                  9. Where required by any applicable codes, ordinances or jurisdictional authorities, Tenant shall provide a trash storage room of adequate capacity and fire rating; or, if such a room is not required, Tenant shall provide a designated area within the Premises which is adequate, in Landlord's judgment, to store Tenant's trash.

                  10. Installation, where applicable, of a recessed doorway, door and doorframe construction to provide access from the Premises to a service area or egress corridor to the exterior of the Building.

                  11. Installation of all interior and exterior doors, and associated hardware as may be required to complete the Premises. Such doors and hardware shall comply with all required fire ratings, where applicable.

                  12. Installation of all furniture, fixtures, cabinetwork, shelving, personal property and equipment as may be required to complete the Premises.

                  13. Tenant shall ensure that all slab penetrations which are a part of Tenant's Work are structurally reinforced, properly sealed and remain watertight to prevent possible damage. Failure to do so shall be at the sole risk and expense of Tenant in the event damage occurs. Furthermore, all slab penetrations shall be approved by Landlord prior to any work being started within the Premises.

                  14. Tenant must install a waterproof membrane to waterproof all floor/slab and slab penetrations in all lavatories, kitchens and similar water prone areas where water is used for food preparation or cleaning. Perimeter walls of such areas must be waterproofed to a point of no less than twelve inches (12") above the finished floor. In addition, Tenant must slope floor surfaces to an area drain to prevent the passage of water, waste and other liquids out of such areas.

                  15. Installation of thermal and acoustical insulation within the Premises as required to comply with the following:

                           B) A. INSTALLATION OF THERMAL INSULATION SHALL MEET WITH THE REQUIREMENTS OF ALL GOVERNING CODES AND JURISDICTIONAL AUTHORITIES, AS MAY BE REQUIRED TO COMPLETE THE PREMISES.

                           C) B. INSTALLATION OF ACOUSTICAL INSULATION OR SOUND DAMPENING MATERIAL SHALL MEET WITH THE REQUIREMENTS OF ALL GOVERNING CODES AND THE TENANT CRITERIA MANUAL. THOSE PREMISES LOCATED BELOW OR IMMEDIATELY ADJACENT TO THE THEATER, WHICH IS LOCATED WITHIN THE SHOPPING CENTER, SHALL BE SUBJECT TO AND COMPLY WITH THE NOISE LIMITS AND MITIGATION GUIDELINES SET FORTH IN EXHIBIT B-1 ATTACHED HERETO. AT A MINIMUM, TENANT SHALL INSTALL SUFFICIENT ACOUSTICAL INSULATION TO PREVENT THE TRANSMISSION OF ANY SOUND OR NOISE IN EXCESS OF 40 DECIBELS (DB) FROM THE PREMISES. TENANT AGREES THAT THE 40 DB SOUND LEVEL MAY BE VERIFIED BY LANDLORD THROUGH THE USE OF A PORTABLE SOUND LEVEL METER, AND, IN THE EVENT LANDLORD DETERMINES THAT TENANT IS TRANSMITTING SOUND OR NOISE OUTSIDE THE PREMISES IN EXCESS OF THE 40 DB LEVEL, TENANT WILL IMMEDIATELY RESOLVE THIS CONDITION IN A MANNER APPROVED BY LANDLORD.

                  16. Mezzanines will not be permitted within the Premises without Landlord's prior written approval. Where permitted, mezzanines shall be designed and installed to be independent of the building structure and shall comply with the requirements of the Tenant Criteria Manual and all governing codes.

                  17. If the Premises is located within the Food Court area of the Shopping Center, Tenant shall install a grease trap/collection system within the Premises. The system may be above ground.

         B. Design, fabrication and installation of Tenant's sign(s) and menu boards (if applicable) shall be a part of Tenant's Work and shall comply with the following:

                  1. Tenant's sign(s) and menu boards shall be subject to the prior approval of Landlord, and where applicable, the prior approval of all jurisdictional authorities, Department Stores, and any other party that Landlord may deem appropriate.

                  2. Tenant shall submit all required plans, details and specifications to Landlord for Landlord's approval prior to the fabrication and installation of Tenant's sign(s) and menu boards.

                  3. Tenant's sign(s) and menu boards shall be designed and constructed to comply with the standard tenant sign criteria established by Landlord for the Shopping Center.

         C. The installation, connection to the utility facilities provided by Landlord and completion of utility services for the Premises shall be a part of Tenant's Work. All such work shall be performed in accordance with the provisions of the Tenant Criteria Manual, Landlord's base building drawings and the following:

                  1. Tenant's main electrical service shall be of a type and capacity set forth in the Tenant Criteria Manual and Landlord's base building drawings. If Tenant requires electrical service capacity in excess of that provided by Landlord, all costs of providing such increased service shall be paid by Tenant. Tenant shall:

                           a. Make application, where applicable, for metered electrical service to the Premises from the serving utility authority and comply with all utility authority requirements for such metered service, including the procurement and installation of all required meters, meter bases and current transformers, if applicable.

                           b. Based upon the electrical service sizing criteria set forth in the Tenant Criteria Manual, Tenant shall provide a main electrical service disconnect switch, located within the Premises.

                           c. As may be required, provide all required electrical system installations within the remote electrical service area provided by Landlord in accordance with all applicable codes, ordinances and as specified in the Tenant Criteria Manual.

                           d. As may be required, provide all required conduit and conductor installations to complete Tenant's main electrical service to and within the Premises.

                           e. Provide all required electrical system installations within the Premises in accordance with all applicable codes, ordinances and as specified in the Tenant Criteria Manual.

                  2. Tenant's telephone service will be available from the main terminal board located outside the Premises. Tenant shall provide either an empty main telephone service conduit or exposed telephone service cable, from the applicable telephone service terminal board, from which Tenant's main telephone service will be available, to the Premises. Tenant's telephone service shall be provided by the telephone company providing service to the Shopping Center. Tenant shall apply for telephone service and system wiring to and within the Premises as required by the serving telephone company and comply with all their requirements and regulations. If Tenant requires service other than conventional copper conductors, Tenant shall be required to furnish and install such system(s) at Tenant's sole cost and expense. The installation and routing of such system(s) must be approved by Landlord prior to installation or procurement.

                  3. Tenant shall install a fire/smoke detection system within the Premises. Such detection system shall include all required wiring, conduit, devices, equipment and controls, and shall comply with all system requirements set forth by Landlord and all jurisdictional authorities. Where applicable, Tenant shall use a Fire-Life Safety contractor as specified by Landlord for certain portions of Tenant's Work.

                  4. If required, Tenant shall install a smoke evacuation system within the Premises. Such system shall include all required wiring, conduit, devices, equipment and controls, and shall comply with all system requirements set forth by Landlord and all jurisdictional authorities.

                  5. Tenant shall make all required plumbing system installations to serve the Premises. Where provided, Tenant shall connect to, and extend from the sanitary sewer and domestic water service mains provided by Landlord for the Premises. All such installations shall comply with the following:

                           a. Tenant shall procure and install a pressure regulating valve as required.

                           b. Tenant shall provide and install toilet facilities within the Premises in accordance with governing codes and Landlord's standard criteria. Where required by code, Tenant shall provide and install at least one (1) toilet room facility for use by Tenant's employees.

                           c. Tenant shall install grease and hair traps as required to comply with all governing codes, the requirements of Landlord and all jurisdictional authorities. Wherever possible, such traps are to be located within the Premises.

                           d. Restaurant tenants, Food Court tenants, Salon or Spa tenants, and any other tenant that requires substantial domestic water usage will be required to install a water sub-meter located within the Premises. The water sub-meter shall be located in the rear of the premises at a location and height that does not exceed 4'-0" above the finished floor and is accessible for reading by Landlord or Landlord's contractor. The water sub-meter shall gauge water usage in gallons.

                  6. Tenant shall install a branch piped fire sprinkler system within the Premises. Tenant shall connect to Landlord's fire sprinkler supply main, or branch, and extend piping for branches, drops and heads, as required to complete the fire sprinkler system within the Premises in accordance with Landlord's insurance carrier requirements, the requirements of the local fire marshal, all governing building codes, applicable NFPA standards, the Tenant Criteria Manual and Landlord's base building drawings. Tenant sprinkler system shop drawings and calculations must be submitted for review and approval by Landlord's insurance carrier and all local authorities having jurisdiction prior to installation of the sprinkler system. Tenant shall provide Landlord with three (3) sets of approved sprinkler shop drawings and calculations bearing the seals of the local authorities having jurisdiction prior to installation of the sprinkler system. Final connection to Landlord's fire sprinkler supply main shall not be made until the entire system within the Premises is completed, pressure tested and ready for service.

                  7. Tenant shall provide a heating, ventilating and air conditioning (HVAC) system to serve the Premises. The location of any equipment outside the Premises shall be approved in writing by Landlord. The design and installation of the HVAC system shall be in accordance with the provisions of the Tenant Criteria Manual.

                  8. Tenant shall provide, as required, all exhaust air systems to serve the Premises in accordance with the provisions of the Tenant Criteria Manual and Landlord's base building drawings.

                  9. As determined by Landlord, at Landlord's sole discretion, tenants having odor producing operations must maintain a negative pressure within the Premises and shall install a high velocity forced draft ventilation system discharging to the atmosphere via the roof area. Tenant shall be responsible for proper diffusion of the exhaust in such a manner as to prevent these odors from entering adjacent air intakes. The total exhaust from the Premises must exceed maximum make up air provided for the Premises by an amount exceeding the minimum outside air requirements of the heated/air-conditioned area for the Premises. Tenant shall provide and install all necessary components of said system in a manner acceptable to Landlord, at Tenant's sole cost and expense. Said system shall include, but not be limited to, exhaust hood(s), make up and exhaust ducts, fire dampers and fire rated duct chases/shafts where required (construction as required by code and located in areas approved by Landlord), exhaust and make up fans, controls and grease drip pans.

                  10. If Tenant is a restaurant or food court tenant and desires the use of a natural gas service, Tenant shall provide a natural gas service pipe from a remote multiple meter area located outside the Premises, from which Tenant's natural gas service will be available, to a location within the Premises. All pipe routing, earthquake valves and installation details shall be in accordance with all applicable governing codes and subject to Landlord's prior approval. Furthermore, Landlord shall have the sole option to install such lines to a location as determined by Landlord to prevent any delays or coordination conflicts to the overall project. If Landlord elects to perform such work on Tenant's behalf, Tenant shall reimburse Landlord for all costs associated with the installation of such gas lines.

                  In the event Landlord shall elect to perform any of Tenant's Work required pursuant to this Section V.C, Tenant shall reimburse Landlord for such work.

         D. Tenant's Work shall include the procurement of all necessary permits, licenses, variances and utility services required to facilitate Tenant's construction and occupancy of the Premises, and the payment of any fees and taxes associated with such permits, licenses, variances and utility services, as may be required by public authorities and serving utility companies. Tenant shall make all necessary applications, provide all necessary information, pay all required monies and take all necessary actions to obtain such items from the applicable jurisdictional authorities and serving utility companies.

         E. Tenant shall not use any materials in connection with Tenant's Work which contain asbestos or other materials or substances that are hazardous or toxic. In the event that Tenant introduces or allows to be introduced in the Premises any asbestos containing material or other material or substance that is now or may hereafter be defined as hazardous or toxic or is otherwise regulated as a material or substance posing a potential health threat to persons, then prior to the expiration or earlier termination of this Lease or as required by applicable federal, state or local laws, rules or regulations, Tenant shall, at Tenant's sole cost and expense, remove any such materials or substances in accordance with all applicable federal, state or local laws, rules or regulations and in the manner that Landlord may direct which may include the use of contractors and/or consultants specified by Landlord.

         F. All roof penetrations made as a part of Tenant's Work must conform to Landlord's standard criteria and shall be subject to Landlord's approval as to location and construction details. Roofing and weatherproofing of any installation or penetration by Tenant must be performed by Landlord's authorized roofing contractor, and Tenant shall pay all costs therefor directly to such roofing contractor.

         G. Tenant may be required to provide additional items of work or services as a part of Tenant's Work. If applicable, any such work or services shall be provided in accordance with the provisions of the Tenant Criteria Manual.

VI.      PLANS

         A. Landlord shall furnish to Tenant or, at Tenant's direction, to Tenant's agent, certain design and construction information pertinent to the Premises, including, but not limited to, one
                  (1) copy of the Tenant Criteria Manual and Landlord's base building drawings.

         B.       On or before such date as is  necessary in order for Tenant to
                  achieve  its  Rental   Commencement  Date,  Tenant  shall,  at
                  Tenant's sole cost and expense:

                  1. Engage the services of a licensed architect and licensed mechanical, electrical and sprinkler system engineers ("Tenant's Architect and Engineers"), for the purpose of preparing Plans and Specifications for Tenant's Work.

                  2. Notify Landlord of the identity of Tenant's Architect and Engineers.

         C. Tenant agrees that Tenant's Architect and Engineers may act as Tenant's agents for all Tenant design and plan development purposes and obligations of this Exhibit B. Tenant shall pay all fees of its Architect and Engineers. In addition, Tenant shall pay to Landlord, upon receipt of a statement therefor, for Plan Coordination and Administrative Services, a fee based on the Floor Area of the Premises at the rate of seventy-five cents ($0.75) per square foot of the Floor Area of the Premises; the aforementioned fee is a one-time charge (i.e., one time per occurrence) payable in connection with the review of Tenant's plans for the initial construction of the Premises or any subsequent remodel thereof.

         D. On or before such date as is necessary in order for Tenant to achieve its Rental Commencement Date, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Architect and Engineers to coordinate, prepare and deliver to Landlord for Landlord's approval, the following:

                  1. One (1) sample board of Tenant's final storefront and interior materials and colors;

                  2.       One  (1)  digital   rendering   of   Tenant's   final
                           storefront design; and

                  3. One (1) complete set of PLOT formatted computer files, configured to a HP-GL/2 Plot driver, or other Landlord approved electronically formatted drawing files of preliminary drawings for Tenant's Work, containing all applicable architectural, structural, electrical, mechanical (HVAC and plumbing) and sprinkler system details and specifications, in accordance with the Tenant Criteria Manual. To evidence Tenant's approval, such preliminary drawings shall be electronically stamped by Tenant.

                  4. One (1) complete set of PLOT formatted computer files, configured to a HP-GL/2 Plot driver, or other Landlord approved electronically formatted drawing files for Tenant's proposed signage and menu boards showing colors and materials.

         E. Tenant covenants and agrees that the preliminary drawings shall be prepared in strict accordance with Tenant's Construction Requirements. Landlord shall promptly review the preliminary drawings and notify Tenant's Architect of the matters, if any, in which the preliminary drawings fail to meet with Landlord's approval. Within ten (10) calendar days after receipt of any such notice from Landlord, Tenant or Tenant's Architect shall cause the preliminary drawings to be revised in such manner as is required to obtain Landlord's approval and shall submit the revised preliminary drawings for Landlord's approval. Upon Landlord's approval of the preliminary drawings, Landlord shall cause one (1) set to be electronically stamped on Landlord's behalf, thereby evidencing Landlord's approval. Landlord shall return such set to Tenant or Tenant's Architect. The preliminary drawings bearing Landlord's approval shall become and are hereinafter referred to as the "Preliminary Plans".

         F. Within fifteen (15) business days after the date of Landlord's approval of the Preliminary Plans, or such other date as may be required by Landlord for Tenant to achieve its Rental Commencement Date, Tenant shall, at Tenant's sole cost and expense, cause Tenant's Architect and Engineers to coordinate, prepare and deliver to Landlord, in one package, one (1) complete set of PLOT formatted computer files, configured to a HP-GL/2 Plot driver, or other Landlord approved electronically formatted drawings files of all applicable final architectural, structural, electrical, mechanical (HVAC and plumbing), and sprinkler system working drawings and specifications. To evidence Tenant's approval, such final working drawings and specifications shall be electronically stamped by Tenant.

         G. Tenant covenants and agrees that the final working drawings and specifications described in Paragraph F above have been prepared in conformity to the Preliminary Plans and in strict accordance with Tenant's Construction Requirements. Landlord shall promptly review the final working drawings and specifications and notify Tenant's Architect of the matters, if any, in which such final working drawings and specifications fail to conform to the Preliminary Plans and Tenant's Construction Requirements. Within ten (10) calendar days after receipt of any such notice from Landlord, Tenant or Tenant's Architect shall cause the final working drawings and specifications to be revised in such manner as is required to obtain Landlord's approval and shall submit one (1) set of PLOT formatted computer files, configured to a HP-GL/2 Plot driver, or other Landlord approved electronically formatted drawings files of the revised final working drawings and specifications for Landlord's approval. Upon Landlord's determination that the final working drawings and specifications conform to the Preliminary Plans and Tenant's Construction Requirements, Landlord shall cause one (1) set of the final working drawings and specifications, or the revised final working drawings and specifications, as the case may be, to be electronically stamped on Landlord's behalf, thereby evidencing Landlord's approval thereof. Landlord shall return such set to Tenant or Tenant's Architect. The final working drawings and specifications bearing Landlord's final approval shall become and are hereinafter referred to as the "Final Working Drawings". Tenant shall commence Tenant's Work promptly after Landlord's approval of the Final Working Drawings, but not prior to the date that the Premises are in the condition for delivery by Landlord.

         H. Tenant's Final Working Drawings must be designed to accommodate and provide access to any ducts, pipes, or conduits installed within the Premises to serve the Shopping Center or any part thereof, including, but not limited to, the premises of any tenant. If there is a conflict and relocation of any mechanical or electrical component is necessary, Tenant must submit to Landlord for approval, all plans, details and specifications required by Landlord for such relocation. If approved, the complete relocation shall be performed as directed by Landlord, and at Tenant's sole cost and expense.

         I. After Landlord's approval of the Final Working Drawings, no changes shall be made to the Final Working Drawings except with the prior written approval of Landlord. However, in the course of construction Landlord may make such changes in, on or about the Building or the Premises as may be required due to site conditions and governmental requirements. During all phases of plan development and prior to bidding plans or commencing construction, Tenant or Tenant's Architect and Engineers shall make a physical on-site inspection of the Premises to verify the "as built" location, conditions and physical dimensions of the Premises and conformance of the Final Working Drawings. Failure to do so shall be at the sole risk and expense of Tenant. Landlord's review and approval of Tenant's plans, working drawings and specifications is for compliance with Landlord's criteria only, and this approval does not relieve Tenant of responsibility for compliance with the Lease, field verification of dimensions and existing conditions, discrepancies between Final Working Drawings and "as built" conditions of the Premises, coordination with other trades, job conditions and compliance with all governing codes and regulations applicable to Tenant's Work. No responsibility for proper engineering, safety, design of facilities or compliance with all applicable governing codes and regulations is implied or inferred on the part of Landlord by any such approval.

VII.     GENERAL BUILDING SPECIFICATIONS

         A. Tenant shall engage the services of a licensed general contractor ("Tenant's General Contractor") for the purpose of constructing the Premises and performing related services as required to complete Tenant's Work. Tenant's General Contractor shall be bonded and insured as required under the provisions of this Lease. By this reference, Tenant agrees not to act as its own general contractor and further agrees that Tenant's General Contractor can act as Tenant's agent for all Tenant construction purposes and obligations of this Exhibit B.

         B. Each contractor and subcontractor participating in the construction of Tenant's Work shall be duly licensed, and each contract and subcontract shall contain the guaranty of the contractor or subcontractor that the portion of Tenant's Work covered thereby will be free from any and all defects in workmanship and materials for the period of time which customarily applies in good contracting practices, but in no event less than one (1) year after the completion of Tenant's Work. The aforesaid guaranty shall include the obligations to repair or replace in a first-class and workmanlike manner, and without any additional charge, any and all of Tenant's Work done or furnished by said contractor or subcontractor, or by any of his subcontractors, employees or agents, which shall be or become defective because of faulty materials or workmanship within the period covered by such guaranty (and of which notice is given to such contractor or subcontractor within such period); and the correction, as aforesaid, of any such matter shall include, without any additional charge therefor, all expenses and damages in connection with the removal, replacement or repair in a first-class manner of any other part of Tenant's Work which may be damaged or disturbed thereby. All warranties or guarantees as to materials or workmanship on or with respect to Tenant's Work shall be written so that they shall inure to the benefit of Landlord and Tenant as their respective interests may appear and can be directly enforced by either, and Tenant shall give to Landlord any assignments or other assurance necessary to effectuate the same.

         C. Tenant shall submit to Landlord at least five (5) days prior to the commencement of construction the following information:

                  1. The name and address of the General Contractor Tenant intends to engage for the construction of the Premises, including names and telephone numbers of on-site and off-site representatives;

                  2. The names and addresses of Tenant's mechanical, electrical and plumbing subcontractors, including names and telephone numbers of on-site and off-site representatives;

                  3. A schedule setting forth key dates relating to Tenant's Work;

                  4. Copies of insurance certificates required by Article IX below;

                  5. A check issued to Westfield Corporation, Inc. for the total amount of all costs reimbursable to Landlord as provided in this Exhibit B(including, but not limited to the cost of the work performed by Landlord pursuant to Section IV of this Exhibit B);

                  6. A check issued to Westfield Corporation, Inc. for a construction deposit; and

                  7. A copy of Tenant's written contract with its General Contractor(s) and an itemized statement of estimated construction costs, including architectural, engineering and contractor's fees.

         D.       The  following   provisions   with  respect  to   construction
                  procedures and materials shall apply to Tenant's Work at Tenant's expense:

                  1. Tenant and Tenant's General Contractor participating in Tenant's Work shall:

                           a. Prior to the commencement of Tenant's construction, submit to Landlord's tenant construction coordinator one (1) full set of Final Working Drawings, endorsed with Landlord's approval, the approval stamp and permit number of the local municipality's building department, local fire marshal or other governmental entity having jurisdiction over Tenant's Work or other evidence that the Tenant has received building department approval.

                           b. Provide a full-time supervisor or representative, representing either Tenant's General Contractor or Tenant, who will be present at all times when work is being performed in the Premises.

                           c. Make appropriate arrangements, as directed by Landlord, for temporary utility connections, if available within the Shopping Center. Landlord does not represent that any temporary utility services will be available for Tenant's use. Tenant must verify the availability of such services with Landlord prior to the commencement of Tenant's Work. If temporary services are not available, Tenant must install permanent utility services for the Premises immediately upon the commencement of Tenant's Work. If temporary services are available, Tenant shall pay the cost of all connections, proper maintenance, use and the removal of such temporary services. Tenant shall pay all utility charges incurred by Tenant's General Contractor and any subcontractor.

                           d. Store all building materials, tools and equipment within the Premises or such other locations as may be specifically designated by Landlord's tenant construction coordinator. In no event shall any material be stored in the Common Areas or service corridors.

                           e. During Tenant's construction of the Premises, Tenant shall store all trash, debris and rubbish as directed by Landlord and upon completion of Tenant's Work, shall remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining in the Premises, the Building or the Shopping Center. No debris shall be deposited in the Common Areas except as directed by Landlord.

                           f. Properly protect Tenant's Work with lights, guard rails and barricades and secure all parts of Tenant's Work against accident, storm and any other hazard. Tenant's Work must be performed within the Premises, behind a  temporary  construction  barricade
                                    (as described  hereinbelow)  to be installed
                                    by Tenant as part of Tenant's  Work (i) when
                                    required  by  Landlord if Tenant will not be
                                    open for  business  on the grand  opening of
                                    the Shopping  Center,  (ii) when required by
                                    Landlord if Tenant's storefront construction
                                    will  not  be  substantially  completed  (as
                                    described  hereinbelow)  prior  to  July  1,
                                    2006,  or  (iii)  earlier,  if  required  by
                                    governmental   authorities.    Substantially
                                    completed  storefront  construction shall be
                                    defined  as   completion   of  all  framing,
                                    drywall,  glazing,  doors,  alarm connection
                                    and  activation,  and  completion to a stage
                                    where a smoke  barrier  between the Premises
                                    and Shopping  Center common area is created.
                                    The  temporary   construction  barricade  is
                                    defined  as  a  full  height   sealed  smoke
                                    barrier  between the  Premises  and Shopping
                                    Center   common    areas;    the   temporary
                                    construction barricade shall be fully taped,
                                    sanded  and  primed  ready  for   Landlord's
                                    graphics.

                  2. Tenant's Work shall be coordinated with all work being performed or to be performed by Landlord and other occupants of the Shopping Center to the extent that Tenant's Work will not interfere with or delay the completion of any other work. No contractor or subcontractors participating in Tenant's Work shall at any time damage, injure, interfere with or delay the completion of the Building or any other construction within the Shopping Center, and each of them shall comply with all procedures and regulations prescribed by Landlord for the integration of Tenant's Work with the work to be performed in connection with the Building and all other construction within the Shopping Center.

                           RECOGNIZING THAT LANDLORD SHALL BE EMPLOYING UNION CONTRACTORS, TENANT AGREES TO ENGAGE THE SERVICES OF UNION CONTRACTORS WHOSE EMPLOYEES EMPLOYED AT THE JOB SITE ARE MEMBERS OF, OR REPRESENTED BY, ORGANIZATIONS FOR THE PURPOSE OF COLLECTIVE BARGAINING, TO THE END THAT THERE SHALL BE NO LABOR DISPUTE WHICH WOULD INTERFERE WITH THE OPERATION, CONSTRUCTION AND COMPLETION OF THE SHOPPING CENTER OR ANY OTHER WORK, AND TENANT FURTHER AGREES TO ENFORCE THE SAME CONDITION UPON ALL CONTRACTORS ENGAGED BY TENANT WITH RESPECT TO THEIR SUBCONTRACTORS WHICH MAY BE ENGAGED BY ANY SUCH CONTRACTORS.

                           TENANT WILL COMPLY WITH THE "PROJECT LABOR AGREEMENT" AND INSTRUCTIONS OF LANDLORD OR LANDLORD'S GENERAL CONTRACTOR FOR THE PURPOSE OF AVOIDING, ENDING AND/OR MINIMIZING LABOR DISPUTES. UPON NOTICE FROM LANDLORD OR LANDLORD'S GENERAL CONTRACTOR, TENANT WILL TAKE SUCH ACTION, INCLUDING THE PROSECUTION OF LEGAL PROCEEDINGS IN COURT OR WITH AGENCIES SUCH AS THE NATIONAL LABOR RELATIONS BOARD, AS LANDLORD OR LANDLORD'S GENERAL CONTRACTOR SHALL DEEM APPROPRIATE.

         E. If required by Landlord, prior to Tenant's commencement of Tenant's Work, Tenant shall obtain or cause Tenant's General Contractor to obtain payment and performance bonds covering the faithful performance of the contract for the construction of Tenant's Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant, and shall be issued in the names of both Landlord and Tenant as beneficiaries and obligees. Tenant shall submit a copy of all such bonds, or other evidence satisfactory to Landlord that such bonds have been issued, to the Landlord at:

                           c/o Westfield Corporation, Inc.
                           11601 Wilshire Boulevard, 11th Floor
                           Los Angeles, CA 90025
                           Attention: Tenant Coordination-San Francisco

         F. During construction Tenant's General Contractor shall be required to comply with the following:

                  1. The work of Tenant's General Contractor and subcontractors shall be subject to inspection by Landlord and its supervisory personnel. Any defects and/or deviations from the Final Working Drawings shall be rectified by Tenant's General Contractor and/or subcontractors at no expense to Landlord.

                  2. Unless otherwise approved by Landlord, Tenant shall cause its General Contractor and/or subcontractors to limit their access to the Premises via the rear entrances and no access will be allowed from or to the Shopping Center Common Areas.

                  3. Repair of damage caused to Landlord's Work by Tenant's General Contractor or subcontractors shall be at Tenant's expense. Landlord will carry out necessary repairs without notice and Tenant shall pay for the cost of such repairs upon demand.

                  4. Tenant's General Contractor will be required to abide by and comply with all construction rules and regulations of the Shopping Center, copies of which will be obtained by Tenant or Tenant's General Contractor prior to the commencement of Tenant's Work, and to make a refundable construction deposit in the amount of $10,000.00 to Landlord in accordance with such requirements. Notwithstanding such requirements, Tenant shall indemnify and protect Landlord with respect to any breach of such construction rules and regulations by Tenant's General Contractor or the failure of Tenant's General Contractor to make any required deposits or payments.

         G. Landlord shall have the right to perform, on behalf of and for the account of Tenant, which shall be subject to reimbursement of the cost thereof by Tenant, any and all of

                  Tenant's Work which Landlord determines in its sole discretion should be performed immediately and on an emergency basis for the best interest of the project, or to achieve the Rental Commencement Date, including without limitation work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris. The cost of such Tenant's Work carried out by Landlord on behalf of Tenant shall be the cost paid by Landlord and based on the cost of similar work and to include any loading for overtime or any other loading as a result of carrying out emergency work.

                  Whenever Landlord shall have elected to perform any or all of Tenant's Work, whether pursuant to this Paragraph G or any other provision of the Lease, Landlord may revoke such election by written notice to Tenant. In such event, full responsibility for such work shall revert to Tenant.

VIII.    COMPLETION OF CONSTRUCTION

         A. Tenant shall not be permitted to, and shall not, open for business in the Premises until the "Opening Requirements" set forth below are met. In order that Landlord shall have assurance that the Premises shall be in a good and safe condition, in compliance with all laws, that adequate insurance has been obtained, that the Premises has been constructed in accordance with the Final Working Drawings and that Tenant's obligations under the Lease have been performed, the following requirements (the "Opening Requirements") shall be satisfied:

                  1. At least five (5) days prior to the opening of the Premises for business, Tenant shall deliver to
                           Landlord: (a) insurance certificates; ; (b) a permanent certificate of occupancy or its equivalent;
                           (c) certificate by Tenant's Architect certifying that the construction of the Premises has been completed in accordance with all plans and specifications approved by Landlord; (d) copy of Tenant's building permit with all approvals and signatures from governing authorities and (e) all evidence typically required in the jurisdiction where the Shopping Center is located to provide evidence of compliance with all applicable building and fire codes and all other government requirements;

                  2. Tenant shall give Landlord at least five (5) days' notice of the date of completion of Tenant's Work in the Premises, and Landlord shall have inspected the Premises to determine whether Tenant's Work is complete in accordance with the requirements of the Lease and Landlord shall have approved all such work; and

                  3. Tenant shall pay Landlord all Minimum Annual Rental and Additional Rent which has then accrued under the Lease.

                  No approval by Landlord shall make Landlord responsible for the condition of the Premises or constitute a representation by Landlord of compliance with any applicable requirements or constitute a waiver of any rights and remedies that Landlord may have under this Lease or at law or in equity. If Tenant shall open the Premises in violation of the requirements of this Article VIII, such action by Tenant shall constitute a material default under this Lease. On the date Tenant opens for business in the Premises, Tenant shall be deemed to have accepted the Premises and agrees that it is in the condition, with respect to any of Landlord's obligations, which is required under this Lease. The Opening Requirements shall apply not only to Tenant's initial construction, but to any subsequent opening after any temporary closure, casualty, damage or permitted alterations.

         B. Within thirty (30) days following completion of Tenant's Work, Tenant shall deliver to Landlord the following:

                  1. Tenant's final notarized original affidavit that Tenant's Work has been completed to Tenant's satisfaction and in accordance with the Final Working Drawings and Tenant's Construction Requirements, which affidavit may be relied on by Landlord. Any deliberate or negligent misstatement, or any false statement made by Tenant therein, shall constitute a breach of this Lease.

                  2. The final notarized original affidavit of Tenant's General Contractor performing Tenant's Work stating that Tenant's Work has been completed in accordance with the Final Working Drawings and that all subcontractors, laborers and material suppliers engaged in furnishing materials or rendering services for Tenant's Work have been paid in full.

                  3. A final notarized original, unconditional waiver of lien with respect to the Premises executed by Tenant's General Contractor and final notarized original, unconditional waiver of liens executed by each subcontractor, laborer and material supplier engaged in or supplying materials or services for Tenant's Work. All waivers of lien documents must contain, in every circumstance, a totally unconditional release.


IX.      INSURANCE

         A. Tenant shall secure, pay for and maintain, or cause Tenant's General Contractor to secure, pay for and maintain, for all periods of construction and fixturing work within the Premises, all of the insurance policies required in the amounts as set forth herein below. Tenant shall not permit its General Contractor to commence any work until all required insurance has been obtained and certificates evidencing such insurance have been delivered to Landlord.

         B. Tenant's General Contractor's and Subcontractor's Required Minimum Coverage's and Limits to Liability.

                  1. Worker's Compensation, as required by State law, and including Employer's Liability Insurance with a limit of not less than Two Million Dollars ($2,000,000.00) each accident, Two Million Dollars ($2,000,000.00) each employee by disease, Two Million Dollars ($2,000,000.00) policy aggregate by disease, and any insurance required by any Employee Benefit Acts or other statutes applicable where the work is to be performed as will protect Tenant's General Contractor and subcontractors from any and all liability under the aforementioned acts.

                  2. Commercial General Liability Insurance (including Contractor's Protective Liability) in which the limits shall be not less than Three Million Dollars ($3,000,000.00) per occurrence combined single limit, bodily injury and property damage. Such insurance will provide for explosion, collapse and underground coverage. Such insurance shall insure Tenant's General Contractor against any and all claims for bodily injury, including death resulting therefrom and damage to or destruction of property of any kind whatsoever and to whomever belonging and arising from its operations under the contract whether such operations are performed by Tenant's General Contractor, subcontractors, or any of their subcontractors, or by anyone directly or indirectly employed by any of them.

                  3. Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired and non-owned, in the minimum amount of Three Million Dollars ($3,000,000.00) combined single limit, bodily injury and property damage. Such insurance shall insure Tenant's General Contractor and all subcontractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others caused by accident and arising from its operations under the contract and whether such operations are performed by the General Contractor, subcontractors or by anyone directly or indirectly employed by any of them.

         C. Tenant's Protective Liability Insurance - Tenant shall provide Owner's Protective Liability Insurance insuring Tenant against any and all liability to third parties for damages because of bodily injury (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from work in connection with the Premises, and any other liability for damages which Tenant's General Contractor and/or subcontractors are required to insure against under any provisions herein. Said insurance shall provide policy limits which shall provide, at a minimum, coverage of Three Million Dollars ($3,000,000.00) combined single limit, bodily injury and property damage.

         D. Tenant's Builder's Risk Insurance - Completed Value Builders' Risk Material Damage Insurance policy covering the work to be performed for Tenant in the Premises as it relates to the building within which the Premises is located. The policy shall include as insureds Tenant, its General Contractor, all subcontractors and Landlord, as their interests may appear. The amount of insurance to be provided shall be at one hundred percent (100%) of the replacement cost.

         E. All such insurance policies required under this Exhibit, except as noted above, shall include Landlord, its architect, its consultant, its general contractor, subcontractors, and parties set forth in the Lease and any other parties designated by Landlord from time to time as additional insured entities, except the Worker's Compensation Insurance; further provided, said Worker's Compensation Insurance shall contain an endorsement waiving all rights of subrogation against
                  Landlord, its architect, its consultant, its general contractor and subcontractors.

         F. Certificates of insurance shall provide that no reduction in the amounts or limits of liability or cancellation of such insurance coverage shall be undertaken without thirty (30) days prior written notice to Landlord.

         G. The insurance required under this Exhibit shall be in addition to the insurance required to be procured by Tenant pursuant to the Lease.

                                      -END-

                                                                     EXHIBIT B-1

                 BACKGROUND MUSIC NOISE MITIGATION REQUIREMENTS
                       FOR TENANTS LOCATED BELOW THEATERS

QUALITATIVE DESCRIPTION   ------------------------------------------------------
  OF BACKGROUND NOISE              MAXIMUM R.M.S. SOUND PRESSURE LEVEL *                   NOISE MITIGATION GUIDELINES **
-----------------------   ------------------------------------------------------  ---------------------------------------------
                              DBA       IN ANY OCTAVE BAND    IN ANY OCTAVE BAND
                                           31 - 250HZ           500-8000 HZ
                                         DB RE: 20 I PA+      DB RE: 20 I PA+
-----------------------   -----------   ------------------   -------------------   --------------------------------------------
    "Soft to "Medium"       <70 dBA          < 80                  < 70            None
-----------------------   -----------   ------------------   -------------------   --------------------------------------------
         "Loud"           70 - 85 dBA        < 85                  < 85            Suspended  loudspeakers  must be  vibrations
                                                                                   isolated  using  one  inch  (1")  deflection
                                                                                   spring hangers.
-----------------------   -----------   ------------------   -------------------   --------------------------------------------
       "Very Loud"         > 85 dBA      > 85, but not         >85, but not        Acoustical   analysis   is  required  by  an
                                         exceeding 95(0)       exceeding 95(0)     independent acoustical consultant.
                                                                                   Acoustical  analysis  will  document:  noise
                                                                                   levels, floor ceiling assembly,  location of
                                                                                   speakers,    details   of   floor    ceiling
                                                                                   penetration, etc.
                                                                                   Construction   requirements   may   include:
                                                                                   single/multi    level   vibration   isolated
                                                                                   drywall   ceiling   with  <12"  gap  between
                                                                                   ceiling and slab above;  batt  insulation in
                                                                                   the cavity; vibration isolation of speakers;
                                                                                   sound attenuates within ductwork penetrating
                                                                                   floor ceiling  construction;  etc.
-----------------------   -----------   ------------------   -------------------   --------------------------------------------

* Measured during the hours of simultaneous operation of Tenant and the theater above.

+        Octave band sound pressure levels dB re: 20 i PA

(0) Sound levels generated in Food Court, Common Areas or tenant areas shall not be permitted to exceed 95 dB (octave band sound pressure level, dB re: 20 i Pa) at any time.

** Provided for guidance only. Tenant is required to meet the above requirements irrespective of the mitigation guidelines presented.

                              ADDENDUM TO EXHIBIT B

                     REIMBURSEMENT FOR COST OF CONSTRUCTION

         This Addendum to Exhibit B is annexed to and made a part of that certain Lease by and between EMPORIUM DEVELOPMENT, L.L.C., a Delaware limited liability company (as "Landlord"), and BLUE HOLDINGS, INC., a Nevada corporation (as "Tenant") for STORE NO. 169 in WESTFIELD SAN FRANCISCO CENTRE.

         In the event a conflict arises between the provisions of this Addendum and any other part of this Lease, this Addendum shall modify and supersede such other part of the Lease to the extent necessary to eliminate any such conflict but no further. All terms which are defined in the Lease shall have the same meaning when used herein.

SECTION 1.        CONSTRUCTION REIMBURSEMENT AND PAYMENT.

         Subject to the provisions of this Addendum, and provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Landlord shall pay to Tenant an amount (hereinafter called the "Allowance") equal to EIGHT HUNDRED EIGHTEEN THOUSAND AND NO/100 DOLLARS ($818,000.00). The Allowance shall be due only during the original Term of this Lease. The Allowance shall be payable as follows:

         (a) $245,400.00 shall be payable to Tenant within thirty (30) days after Tenant's written application therefor and the date upon which Tenant has received all necessary permits and approvals for the construction of Tenant's Work and Tenant has commenced Tenant's Work in accordance with the Lease and provided Landlord with the Form W-9 as required hereinbelow;

         (b) $245,400.00 shall be payable to Tenant within thirty (30) days after Tenant's written application therefor and completion of fifty percent (50%) of Tenant's Work in or to the Premises, as certified by Tenant's architect and verified by Landlord;

         (c) $245,400.00 shall be payable to Tenant within thirty (30) days after Tenant's written application therefor and completion of one hundred percent (100%) of Tenant's Work in or to the Premises (except for minor punchlist items), as certified by Tenant's contractor and verified by Landlord (provided Landlord performs such verification within 48-hours following receipt of Tenant's application hereunder), the opening by Tenant of Tenant's business in the Premises, and the acquisition by Tenant of a Certificate of Occupancy for the Premises properly issued by the governmental body having jurisdiction there over (or other equivalent authority to open);

         (d) The balance of the Allowance in the amount of $81,800.00 shall be payable to Tenant within thirty (30) days following Tenant's written application for such payment and the satisfaction of all of the following conditions:

                  (i) The lien period for the work performed by Tenant shall have expired and no liens in connection with the same shall have been filed, or if said lien period shall not have expired, Tenant has furnished Landlord with unconditional waivers of lien and sworn statements from Tenant's general contractor and any subcontractor or any person performing labor and/or supplying materials in excess of $2,500.00 in connection with such work showing that all of said persons have been paid in full;

                  (ii) Submission by Tenant to Landlord of copies of warranties received by Tenant, which warranties shall be for not less than one year against defects in workmanship, materials and equipment;

                  (iii) Full payment by Tenant of all sums due Landlord for items of work performed by Landlord on behalf of Tenant as outlined in Exhibit B;

                  (iv) Submission by Tenant to Landlord of a breakdown of Tenant's final and total construction costs, along with all supporting invoices, agreements and related documents covering Tenant's Work;

                  (v) Completion by Tenant of all punch list work reasonably requested by Landlord; and

                  (vi) Receipt by Landlord of Internal Revenue Service Form W-9, Request For Taxpayer Identification Number and Certification.

         Application for payment should be sent to:

                  Westfield Corporation, Inc.
                  11601 Wilshire Boulevard, 12th Floor
                  Los Angeles, California  90025
                  Attention: Vice President, Management Accounting.

         For any progress payment payable hereinabove [except the first such payment under (a)], Tenant shall have furnished Landlord with unconditional progress waivers of lien from Tenant's general contractor and any subcontractor or any person performing labor and/or supplying materials in connection with such work showing that all such persons have been paid to date for all work performed to such date. In addition, Tenant must provide Landlord with Internal Revenue Service Form W-9, Request For Taxpayer Identification Number and Certification, before any payment of the Allowance can be made.

SECTION 2.        RIGHT OF DEDUCTION.

         Any improvement or work done or authorized by Tenant or performed to Tenant's account, the cost of which remains unpaid at the time the Allowance is otherwise payable, and any accrued Rental which remains unpaid at the time the Allowance is payable, will be deducted from any Allowance payment by Landlord to Tenant, and Landlord may hold the same as security against any liens arising therefrom if Tenant has not posted a bond or other security, or Landlord may pay such unpaid cost for and on behalf of Tenant.

SECTION 3.        LATE OPENING.

         Intentionally Deleted.

SECTION 4.        TENANT'S RIGHT TO OFFSET AND INTEREST.

         In the event Landlord fails to pay all or a portion of the Allowance to Tenant when required under Section 1, above, (provided all applicable conditions to the making of such payment set forth herein are satisfied), following at least ten (10) days' written notice to Landlord of such failure to make such payment, then if Landlord shall still have not paid the Allowance within thirty
(30) days after the end of said ten (10) day period, Tenant shall thereafter have the right to deduct the then unpaid amount of the Allowance from the Rental thereafter payable under the Lease, together with interest thereon at the rate set forth in Section 27.13, from the date such amount was payable to Tenant hereunder until so deducted from Rental or paid by Landlord.

                                    EXHIBIT C

                           ADDITIONAL INSURED ENTITIES

                         WESTFIELD SAN FRANCISCO CENTRE

Westfield America, Inc., Westfield America Limited Partnership, Westfield Emporium LLC, Emporium Development, L.L.C., and any and all of their respective parent organizations, partners, subsidiaries and affiliates together with any mortgagee, as their interests may appear.

                                    EXHIBIT D

                              INTENTIONALLY OMITTED

                                    EXHIBIT E

     EMPLOYMENT COMPLIANCE REQUIREMENTS FOR ATTACHMENT 9 & 10 TO THE OPA/DDA

                  FOR TENANTS LEASING LESS THAN 10,000 SQ. FEET

                           STATEMENT OF UNDERSTANDING

This document represents a summary of the Equal Employment Opportunity Program as defined in Attachments 9 & 10 to the OPA/DDA.

Complete   copies  of  Attachments  9  &  10  are  available  at  the  Westfield
Corporation, Inc., development office location listed below:

EEO Compliance Manager
865 Market St., Box A
San Francisco, CA 94103
(415) 512-6776 Tel.
(415) 512-6770 Fax

                         WESTFIELD SAN FRANCISCO CENTRE

                            835 MARKET STREET PROJECT

                               INTRODUCTION TO THE
                       EMPLOYMENT COMPLIANCE REQUIREMENTS
                  For Tenants Leasing Less than 10,000 Sq. Feet

--------------------------------------------------------------------------------
The  attached   "EMPLOYMENT   COMPLIANCE   REQUIREMENT  TEMPLATE  FOR  PERMANENT
WORKFORCE" and related "RIDER" outline your responsibilities and reporting requirements as a tenant of Westfield San Francisco Centre.

                               PERMANENT WORKFORCE
         OVERVIEW

SAN FRANCISCO IS RECOGNIZED WORLDWIDE FOR ITS RICH ETHNIC DIVERSITY AND CULTURE AND IS AMONG THE TOP TOURIST DESTINATIONS FOR BOTH INTERNATIONAL AND DOMESTIC VISITORS. AS SUCH, LOCAL RETAILERS FIND THAT EMPLOYING AN ETHNICALLY DIVERSE WORKFORCE PROVIDES A DISTINCT BUSINESS ADVANTAGE.

         TENANT RESPONSIBILITIES

Under the OPA/DDA, Landlord and its tenants will make good faith efforts to ensure that the permanent workforce at Westfield San Francisco Centre reflects the diverse ethnic composition of San Francisco residents according to the most recent census data. Our goal is to achieve an overall 50% San Francisco residency in the permanent workforce with first consideration given to South of Market Area (SOMA) residents.

All our research of recent large retail developments indicates that these goals can easily be attained and maintained. To assist and ensure the effortless accomplishment of these permanent employment goals, we have enlisted the services of the South of Market Employment Center (SOMEC) to assist our tenants by providing access to a qualified, prescreened pool of applicants.

SCREENING OF THE APPLICANT POOL WILL BE BASED ON THE HIRING CRITERIA THAT YOU PROVIDE TO SOMEC. SOMEC has successfully worked with several recent large-scale retail, food and beverage, and hotel developments in the SOMA area (including the Sony Metreon, the Four Seasons Hotel, the Marriott and the W Hotel) to screen and provide a qualified applicant pool from which to select their workforces.

The procedures we have developed to utilize SOMEC's services are:

         o        Responsive to your business employment needs;

         o Easily understood and incorporated into your general operating procedures; and

         o Cost effective as they save your company significant expenses related to recruiting and screening a qualified applicant pool.

We shall provide a staff member--our EEO Compliance Manager--who will offer direct assistance in the posting of your job openings, providing employment resources and the reporting of your hiring achievements.

         REPORTING REQUIREMENTS

The terms of the OPA/DDA require that Landlord and its tenants record and report their achievements periodically. YOU WILL BE REQUIRED TO COMPLETE REPORTING DOCUMENTS NO LATER THAN 60 DAYS AFTER YOUR BUSINESS OPENS AND ANNUALLY
THEREAFTER. These reporting requirements are detailed in your compliance template and in Attachment 9, Schedule C, Section V. Our EEO Compliance Manager will work with your designated staff member to facilitate completion of these reports.

         INSTRUCTIONAL HANDBOOK

All tenants will be provided with a handbook that will explain and detail the steps needed to utilize SOMEC's services, and to fulfill the reporting requirements to the Agency. All the necessary forms and step-by-step procedures needed to utilize SOMEC's services and to report your workforce composition accomplishments will be provided by our EEO Compliance Manager.

         TRAINING WORKSHOPS


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


Prior to your business opening, we will conduct scheduled workshops outlining the use and procedures of SOMEC's employment referral services and the completion of the reporting forms to the Agency. Tenants and their designated staff are invited and highly encouraged to attend these workshops.

We are confident and enthusiastic that our joint commitment to the communities of San Francisco will enhance your business' tenancy at Westfield San Francisco Centre and we are committed to supporting our tenants in the achievement of these goals.


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


         EMPORIUM REDEVELOPMENT PROJECT, WESTFIELD SAN FRANCISCO CENTRE
       EMPLOYMENT COMPLIANCE REQUIREMENT TEMPLATE FOR PERMANENT WORKFORCE
                  For tenants leasing less than 10,000 sq. ft.


--------------------------------------------------------------------------------
OPA/DDA REQUIREMENTS
--------------------------------------------------------------------------------

1. MAKE GOOD FAITH EFFORTS TO FILL VACANCIES WITHIN ITS WORKFORCE AT A RATE THAT REFLECTS THE ETHNIC AND GENDER COMPOSITION OF THE CITY AND COUNTY OF SAN FRANCISCO IN EACH APPLICABLE JOB CATEGORY. (SCHEDULE C,
         SECTION III (A) (1 )OF ATTACHMENT 9 OF THE OPA/DDA).

2. MAKE GOOD FAITH EFFORTS TO EMPLOY 50% OF ITS WORK FORCE FROM SOMA AREA(1) RESIDENTS AND THEN TO OTHER RESIDENTS OF SAN FRANCISCO. (SCHEDULE C, SECTION III (A) (2) OF ATTACHMENT 9 OF THE OPA/DDA).

3. MAKE FIRST CONSIDERATION FOR EMPLOYMENT(2) TO EQUALLY QUALIFIED RESIDENTS OF THE SOMA AREA AND THEN TO OTHER SAN FRANCISCO RESIDENTS. IF A CONFLICT ARISES, ACHIEVING ETHNIC AND GENDER GOALS SHALL TAKE PRECEDENCE OVER RESIDENCY. (SCHEDULE C, SECTION III (A) (3) OF ATTACHMENT 9 OF THE OPA/DDA).

4. TENANTS MUST HAVE INTERNAL POLICIES AND PROCEDURES IN PLACE TO ENSURE THAT IT CAN COMPLY WITH THE GOALS SET FORTH IN SCHEDULE C, AND MUST KEEP SUCH RECORDS AS ARE NECESSARY TO DOCUMENT IN WRITING THE GOOD FAITH EFFORTS IT HAS MADE TO MEET THE GOALS. (SCHEDULE C, SECTION IV
         (D) OF ATTACHMENT 9 OF THE OPA/DDA).

5. TENANTS SHALL PREPARE REPORTS FOR EACH JOB CATEGORY WHICH SHOW BY RACE, GENDER, RESIDENCE, AND, WHERE REQUIRED, BY PART-TIME OR FULL-TIME, DATE AND REFERRAL SOURCE: CURRENT WORK FORCE COMPOSITION; APPLICANTS; INTERVIEWS AND JOB OFFERS; HIRES; REJECTIONS; PENDING APPLICATIONS; PROMOTIONS AND DEMOTIONS; AND EMPLOYEES WORKING, ON AVERAGE, LESS THAN 35 HOURS PER WEEK. (SCHEDULE C, SECTION V (A) OF ATTACHMENT 9 OF THE OPA/DDA).

6. TENANTS MAY TAKE ANY DISPUTE CONCERNING THE INTERPRETATION AND IMPLEMENTATION, OR ALLEGED BREACH OF THESE REQUIREMENTS TO ARBITRATION. (SCHEDULE C, SECTION VII OF ATTACHMENT 9 OF THE OPA/DDA).
--------------------------------------------------------------------------------
TENANT'S RESPONSIBILITIES
--------------------------------------------------------------------------------
o        MAINTAIN A RECORD OF ALL JOB POSTINGS.

o        DISTRIBUTE APPLICANT CENSUS FORM TO ALL JOB APPLICANTS.

o MAINTAIN A RECORD OF APPLICANTS INTERVIEWED FOR JOB OPENINGS, USING THE APPLICANT CENSUS FORM.

o        COMPLETE WORKPLACE COMPOSITION REPORTING FORM
-------------------------------------------------------------------------------
GOOD FAITH EFFORTS(1)
--------------------------------------------------------------------------------
o        PROVIDE TIMELY NOTICE OF ANY JOB OPENINGS TO SOUTH OF MARKET EMPLOYMENT
         CENTER.

o        POST ALL JOBS  WITHIN WESTFIELD'S
         SHOPPING CONCIERGE CENTER.

o        PARTICIPATE IN COMMUNITY JOB FAIRS.

o USE INTERNET SEARCH ENGINES AND/OR EMPLOYMENT OUTREACH AGENCIES AND/OR CLASSIFIED ADS IN LOCAL PUBLICATIONS TO ASSIST IN TARGETING A QUALIFIED AND DIVERSE APPLICANT POOL.

o USE OTHER RECRUITMENT METHODS INCLUDING PLACING RADIO ADS, ESTABLISHING RELATIONSHIPS WITH LOCAL SCHOOLS AND OUTREACH ORGANIZATIONS, RECRUITING AT NEIGHBORHOOD SENIOR CENTERS, CONDUCTING INTERNET RECRUITING, OR UTILIZING OTHER METHODS TO ENSURE THAT (I) ITS WORK FORCE REFLECTS THE COMPOSITION OF THE CIVILIAN WORK FORCE GENERALLY FOR ITS TYPES OF BUSINESSES IN THE CITY AND COUNTY OF SAN FRANCISCO AND (II) THE
         LOCAL/SOMA HIRING GOALS OF SECTION III OF SCHEDULE C ARE ACHIEVED. (SCHEDULE C, SECTION IV (E) (2) OF ATTACHMENT 9 OF THE OPA/DDA).
--------------------------------------------------------------------------------

(1) The following are suggestions of good faith efforts rather than requirements.

(2)      SoMa is defined by specific zip codes and street names at Attachment 9,
         Section II(Y)).

(3) "First consideration for employment" is defined in Attachment 9 of the OPA/DDA to mean to offer a permanent position to individuals who are qualified for that position and who live in SoMa (or in San Francisco as the case may be) prior to offering the position to a qualified individual who does not live in SoMa (or San Francisco as the case may be). (Attachment 9, Section II(N)).


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


                         EMPORIUM REDEVELOPMENT PROJECT,
                         WESTFIELD SAN FRANCISCO CENTRE
                                      RIDER

                  FOR TENANTS LEASING LESS THAN 10,000 SQ. FT.

This rider (this "RIDER") to Exhibit E of that certain Lease by and between Emporium Development LLC, a Delaware limited liability company ("LANDLORD"), and BLUE HOLDINGS, INC., a Nevada corporation ("TENANT"), dated as of _________ (the "LEASE"), is entered into by and between Landlord and Tenant as of the date of the Lease. Any capitalized terms not defined herein shall have the meaning ascribed to them in the OPA/DDA (as defined below), and specifically Attachments 9 and 10 thereto.

         WHEREAS,  Landlord and the Redevelopment  Agency of the City and County
of   San   Francisco   ("AGENCY"),   are   parties   to   that   certain   Owner
Participation/Disposition and Development Agreement ("OPA/DDA");

         WHEREAS,   the  OPA/DDA  requires   Landlord  to  incorporate   certain
provisions in the Lease; and

         WHEREAS, Landlord and Tenant desire to incorporate such provisions in the Lease as provided herein.

         Now therefore, in consideration of the terms and conditions of this Rider and Landlord's agreement to enter into the Lease, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Tenant agrees to comply with all applicable provisions of the City of San Francisco's First Source Hiring Program (as provided in San Francisco Administrative Code Chapter 83), to the extent that such provisions remain in full force and effect on a city-wide basis to established and future developments, as more particularly provided in the OPA/DDA in Attachment 9, Schedule D, Section II.

         2. Tenant is encouraged, but not required, to contact the Agency to obtain information regarding Minority and Women-Owned Business Enterprises, for consideration by Tenant in awarding contracts for the planning, designing and constructing of its tenant improvements, as more particularly provided in the OPA/DDA in Attachment 9, Schedule B, Section IV.

         3. As required by the OPA/DDA, Tenant and Landlord hereby incorporate herein by reference the relevant provisions of Attachment 9 to the OPA/DDA, including the Schedules attached thereto.

         4. Tenant hereby waives any and all claims against the Agency for damages, direct or indirect, including, but not limited to, claims relative to the commencement, continuance and completion of construction, as more particularly provided in the OPA/DDA in Attachment 9, Section IX(N).


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


         5. Tenant hereby designates the following person as agent for service of process, as more particularly provided in the OPA/DDA in Attachment 9, Section IX(P):

                           Name/Title:      Deborah Greaves

                           Address:         Blue Holdings, Inc.
                                            5804 East Slauson Avenue
                                            Commerce, CA 90040

         6. This Rider may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.

         IN WITNESS WHEREOF, the Parties have executed this Rider effective as of the date and year first written above.

BLUE HOLDINGS, INC.
a Nevada corporation

By:      ________________________
         Name:
         Title:
By:      ________________________
         Name:
         Title:


LANDLORD:

EMPORIUM DEVELOPMENT, L.L.C.,
a Delaware limited liability company

By:      Westfield Emporium LLC,
         a Delaware limited liability company,
         its managing member

         By:      Westfield America Limited Partnership,
                  a Delaware limited partnership,
                  its sole member

                  By:      Westfield America, Inc.,
                           a Missouri corporation,
                           its general partner


                           By:      ________________________
                                    Name:
                                    Title:


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